Exhibit 99.1

EndoChoice Announces Fourth Quarter and

Full Year 2015 Financial Results and Provides

Guidance for 2016

Alpharetta, GA, March 3, 2016 — EndoChoice Holdings, Inc. (NYSE: GI) announced today financial results for the fourth quarter and full year 2015.

2015 Highlights

•	Revenue of $72.3 million, up 18% year-over-year (20% in constant currency)

•	Installed base of Fuse® reaches 123 systems; end user systems increased 116% in 2015.

•	Pathology revenue up 10% year-over-year driven by 20% specimen growth and 18% customer growth

•	International revenue up 11% year-over-year (33% in constant currency)

•	Launched two new Single Use Products in 2015; four launches planned for 2016

Mark Gilreath, Founder and Chief Executive Officer of EndoChoice, said, “In 2015 we made good progress with our strategic growth initiatives, positioning the Company for continued growth across all three of our business lines in 2016. There continues to be strong interest in the unique 330 degree field of view, unmatched clinical data and advanced features offered by the Fuse system. In addition, we have several enhancements planned for mid-year 2016, such as the Lumos™ Adaptive Matrix Imaging System, which we believe will further enhance Fuse adoption. Our territory managers also enter 2016 with much deeper experience, as over half have now been in their territories for more than 12 months. We also have invested in growth drivers for our single use products and pathology services, including our new team of dedicated Account Managers and several new product launches that will further differentiate EndoChoice from the competition. Taken together, we believe these steps position us to achieve our revenue guidance for 2016 while also making progress towards profitability.”

David Gill, Chief Financial Officer of EndoChoice, added, “We ended the year with $87.7 million in cash, cash equivalents and marketable securities as well as a $15 million available line of credit, providing adequate resources to execute on our growth strategies for the next few years. Our 2016 financial guidance reflects improving operating leverage as our top line growth outpaces our investments in an expanded sales and marketing team.”

Fourth Quarter 2015 Financial Review

Total revenue for the fourth quarter 2015 was $18.5 million, compared to $18.3 million in the fourth quarter 2014, an increase of 1.2% as reported and an increase of 2.7% on a constant currency basis. Foreign currency exchange rates negatively impacted fourth quarter 2015 reported revenue by $0.3 million. Fourth quarter 2015 revenue growth was driven by growth in single use products and pathology revenues. Fourth quarter 2015 total revenue consisted of $5.2 million in Imaging, $9.5 million in Single-Use Products, and $3.9 million in Pathology.

This compares to fourth quarter 2014 total revenue, which consisted of $6.2 million in Imaging, $9.0 million in Single-Use Products, and $3.1 million in Pathology.

Gross profit was $5.1 million, or 27.3% of revenue, for the fourth quarter 2015, compared to gross profit of $5.0 million, or 27.5% of revenue, for the fourth quarter 2014. Fourth quarter 2015 gross margin reflects a one-time charge of $1.1 million related to the voluntary exchange with customers of early generation Fuse scopes and a $485,000 charge related to obsolete inventory triggered by new product launches. Excluding these items, fourth quarter 2015 gross margin would have been 35.8%. Operating expenses for the fourth quarter 2015 were $17.6 million, compared to $17.8 million for the fourth quarter 2014.

Net loss for the fourth quarter 2015 was $13.0 million, or ($0.53) per share, compared to a net loss of $15.0 million for the fourth quarter 2014, or ($1.10) per share. Weighted average basic shares outstanding were 24.8 million for the fourth quarter 2015.

On a non-GAAP basis, the Company reported an Adjusted EBITDA loss of ($9.8) million, or (53%) of revenue, for the fourth quarter 2015, compared to ($10.9) million, or (59%) of revenue, for the fourth quarter 2014.

Full Year 2015 Financial Review

Total revenue for the full year 2015 was $72.3 million, compared to $61.4 million for the full year 2014, an increase of 18% as reported and an increase of 20% on a constant currency basis. Foreign currency exchange rates negatively impacted full year 2015 reported revenue by $1.5 million. Full year 2015 revenue growth was driven by Fuse system shipments and growth in single use products and pathology revenues. Full year 2015 total revenue consisted of $22.4 million in Imaging, $36.1 million in Single-Use Products, and $13.8 million in Pathology. This compares to full year 2014 total revenue, which consisted of $15.0 million in Imaging, $33.8 million in Single-Use Products, and $12.6 million in Pathology.

Gross profit was $23.3 million, or 32.2% of revenue, for the full year 2015, compared to gross profit of $22.5 million, or 36.7% of revenue, for the full year 2014. Without the aforementioned one-time charges in the fourth quarter, our gross profit percentage for the year would have been 34.4%. Operating expenses for the full year 2015 rose 5.6% to $73.6 million, compared to $69.7 million for the full year 2014.

Net loss for the full year 2015 was $59.4 million, or ($2.82) per share, compared to a net loss of $53.6 million for the full year 2014, or ($4.30) per share. Weighted average basic shares outstanding were 21.1 million for the full year 2015.

On a non-GAAP basis, the Company reported an Adjusted EBITDA loss of ($38.1) million, or (53%) of revenue, for the full year 2015 compared to ($40.0) million, or (65%) of revenue, for the full year 2014.

Financial Guidance

The Company is providing financial guidance for full year 2016, as follows:

•	Total revenue in the range of $86 million to $93 million;

•	Gross margin of 37-38%;

•	Operating expenses in the range of $76 million to $77.5 million;

•	Net loss in the range of ($49.0) million to ($50.5) million, or to ($1.95) to ($2.01) per share assuming 25,100,000 weighted average shares outstanding for the year;

•	Adjusted EBITDA loss in the range of ($30) million to ($31.5) million; and

•	Free Cash Flow in the range of ($39) million to ($42) million after approximately $7 million of capital expenditures.

Additional information regarding EndoChoice’s results can be found by visiting the Investor Relations section of EndoChoice’s website at http://investor.endochoice.com.

Conference Call

EndoChoice will hold a conference call on Thursday, March 3, 2016 at 9:00 a.m. ET to discuss the results. The dial-in numbers are (877) 328-5344 for domestic callers and (412) 317-5469 for international callers. A live webcast of the conference call will be available on the investor relations section of the Company’s website at http://investor.endochoice.com.

A replay of the call will be available starting on March 3, 2016 through March 10, 2016. To access the replay, dial (877) 344-7529 for domestic and (412) 317-0088 for international callers, with the replay access code 10081531. A webcast replay will also be available in the investor relations section of the Company’s website for 90 days following the completion of the call.

Forward-Looking Statement

This press release contains “forward-looking statements” as defined under U.S. federal securities laws, including, among other things, statements about our operations and financial performance. Examples of forward-looking statements include, but are not limited to, our projected total revenue, gross margin, operating expense, net loss, Adjusted EBITDA and cash flow for the full year 2016, as well as anticipated product launches in 2016.

Forward-looking statements include all statements that are not historical facts. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on any forward-looking statements in this press release. Factors that could affect these statements include, but are not limited to, our ability to achieve or sustain profitability; general economic, market, or business conditions; the opportunities that may be presented to and pursued by the Company; conditions in the medical technology industry; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the ability to successfully commercialize our products, including Fuse®; competition from new or existing competitors; and other risks described from time to time in EndoChoice’s filings with the Securities and Exchange Commission (“SEC”) (including the prospectus filed by EndoChoice with the SEC on June 5, 2015). The discussion of these risks is specifically incorporated by reference into this press release.

Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control or are currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. Except as required by law, we disclaim any obligation to update any forward-looking statements for any reason after the date of this press release.

Use of Non-GAAP Financial Measures

The Company has supplemented its GAAP net loss with a non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of EndoChoice, and provides an additional meaningful comparison of results for current periods with previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of the GAAP net loss to EBITDA and Adjusted EBITDA is provided in the schedule below.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with EndoChoice’s consolidated financial statements prepared in accordance with GAAP and the reconciliation of the non-GAAP financial measure provided in the schedule below.

About EndoChoice:

Based near Atlanta, EndoChoice (NYSE: GI) is a medtech company focused on the manufacturing and commercialization of platform technologies including endoscopic imaging systems, devices and infection control products and pathology services for specialists treating a wide range of gastrointestinal conditions, including colon cancer. EndoChoice leverages its direct sales organization to serve more than 2,500 customers in the United States and works with distribution partners in 30 countries. The Company was founded in 2008 and has rapidly developed a broad and innovative product portfolio, which includes the Full Spectrum Endoscopy System (Fuse®). EndoChoice, Fuse, and Full Spectrum Endoscopy are registered trademarks of EndoChoice Holdings, Inc.

Company Contact:

David Gill, Chief Financial Officer

david.gill@endochoice.com

678-585-1040

Investor Contacts:

Nick Laudico or Zack Kubow

The Ruth Group

646-536-7030 / 7020

nlaudico@theruthgroup.com

zkubow@theruthgroup.com

EndoChoice Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

in thousands (except share and per share data)	December 31, 2015	December 31, 2014
Assets:
Current assets:
Cash and cash equivalents	$34,033	$13,761
Short-term marketable securities(1)	33,872	—
Receivables, net	9,880	8,379
Inventories	17,473	13,637
Deferred income taxes	—	970
Prepaid expenses and other current assets	3,108	2,363

Total current assets	98,366	39,110
Long-term marketable securities(1)	19,748	—
Property and equipment, net	11,523	9,668
Intangible assets, net	13,819	16,655
Goodwill	20,105	20,301
Deposits and other long-term assets	777	1,075

Total assets	$164,338	$86,809

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$8,434	$5,127
Accrued expenses and other current liabilities	9,203	8,328
Current portion of deferred rent	85	55
Deferred revenue	812	1,278

Total current liabilities	18,534	14,788
Long-term debt, net of discount	42,643	38,939
Deferred rent, less current portion	761	607
Deferred income taxes	2,493	4,147
Other long-term liabilities	614	2,089

Total liabilities	65,045	60,570

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 50,000,000 shares authorized; no shares issued and outstanding at December 31, 2015 and December 31, 2014	—	—
Common stock, $0.001 par value; 150,000,000 shares authorized; 24,886,516 shares issued and outstanding at December 31, 2015; 14,467,219 shares issued and outstanding at December 31, 2014	26	14
Additional paid-in capital	257,384	125,404
Accumulated deficit	(156,549)	(97,165)
Accumulated other comprehensive loss	(1,568)	(2,014)

Total stockholders’ equity	99,293	26,239

Total liabilities and stockholders’ equity	$164,338	$86,809

(1)	Marketable securities are comprised of U.S. Treasury, U.S. government agency, commercial paper, and investment-grade corporate debt securities . Short-term marketable securities have a remaining maturity of less than one year, and long-term marketable securities have a remaining maturity of less than two years .

EndoChoice Holdings, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
in thousands (except share and per share data)	2015	2014	2015	2014
Revenues:
GI equipment and supplies	$14,690	$15,176	$58,454	$48,824
GI pathology services	3,857	3,146	13,846	12,595

Net revenues	18,547	18,322	72,300	61,419

Cost of revenues:
GI equipment and supplies	11,963	12,150	43,745	33,815
GI pathology services	1,527	1,137	5,245	5,093

Cost of revenues	13,490	13,287	48,990	38,908

Gross profit	5,057	5,035	23,310	22,511

Operating expenses:
Research and development	3,501	4,879	17,288	21,702
Sales and marketing	7,644	7,696	30,367	27,660
General and administrative	5,764	4,532	23,158	16,456
Amortization of intangible assets	686	729	2,753	3,908

Operating expenses	17,595	17,836	73,566	69,726

Operating loss	(12,538)	(12,801)	(50,256)	(47,215)

Other expense:
Other expense	(522)	(338)	(1,793)	(1,563)
Interest expense	(1,157)	(1,710)	(5,414)	(3,950)
Loss on early retirement of debt	—	—	(2,282)	—

Total other expense	(1,679)	(2,048)	(9,489)	(5,513)

Net loss before income taxes	(14,217)	(14,849)	(59,745)	(52,728)
Income tax benefit (expense)	1,172	(182)	361	(916)

Net loss	(13,045)	(15,031)	(59,384)	(53,644)
Other comprehensive income (loss):
Foreign currency translation adjustments	908	(2,258)	551	(5,064)
Change in fair value of available-for-sale securities	(116)	—	(105)	—

Other comprehensive income (loss)	792	(2,258)	446	(5,064)

Comprehensive loss	$(12,253)	$(17,289)	$(58,938)	$(58,708)

Net loss per share attributable to common stockholders, basic and diluted	$(0.53)	$(1.10)	$(2.82)	$(4.30)
Weighted-average shares of common stock used to compute net loss per share attributable to common stockholders, basic and diluted	24,802,675	13,692,665	21,076,246	12,482,988

EndoChoice Holdings, Inc.

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
in thousands	2015	2014	2015	2014
Net loss	$(13,045)	$(15,031)	$(59,384)	$(53,644)
Adjustments to net loss:
Interest expense	1,157	1,710	5,414	3,950
Income tax (benefit) expense	(1,172)	182	(361)	916
Depreciation and amortization	2,231	2,233	8,286	8,757

EBITDA (1)	$(10,829)	$(10,906)	$(46,045)	$(40,021)
Stock-based compensation expense	998	5	5,228	20
Warrant liability mark-to-market adjustment	—	—	435	—
Loss on early retirement of debt	—	—	2,282	—

Adjusted EBITDA (2)	$(9,831)	$(10,901)	$(38,100)	$(40,001)

(1)	We define EBITDA as net loss plus interest expense, income tax expense, and depreciation and amortization.
(2)	We define adjusted EBITDA as net loss plus interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, warrant liability mark-to-market adjustments, and loss on early retirement of debt.